UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2024

NUZEE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39338	38-3849791
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(IRS Employer Identification No.)

2865 Scott St. Suite 107, Vista, California 92081

(Address of principal executive offices)

(760) 295-2408

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	NUZE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 25, 2024, the board of directors (the “Board”) resolved that the Audit Committee of the Board of Nuzee, Inc. (the “Company”) shall comprise Changzheng Ye, Jian Liu and Yanli Hou, with Changzheng Ye being the chairperson of the Audit Committee. Yanli Hou is qualified as an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission (“SEC”) and has the requisite financial sophistication as required under the listing standards of Nasdaq.

The Compensation Committee of the Board of the Company shall comprise Jian Liu, Changzheng Ye and Yanli Hou, with Jian Liu being the chairperson of the Compensation Committee.

The Nominating and Corporate Governance Committee of the Board of the Company shall comprise Jian Liu, Changzheng Ye and Yanli Hou, with Jian Liu being the chairperson of the Nominating and Corporate Governance Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NUZEE, INC.

Dated: June 27, 2024	By:	/s/ Randell Weaver
	Name:	Randell Weaver
	Title:	Co-Chief Executive Officer and Chief Financial Officer

	By:	/s/ Jianshuang Wang
	Name:	Jianshuang Wang
	Title:	Co-Chief Executive Officer and and Director